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                                                                     EXHIBIT 1.1

Company No: 3234033

                               The Companies Acts

                            Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       of

                    CAMBRIDGE ANTIBODY TECHNOLOGY GROUP plc

   (As amended by a decision of the sole shareholder taken on 9 December 1996 and by a special resolution dated 18 March 1997)
        (Re-registered as a public limited company on 20 December 1996)

                                 McKenna & Co
              Mitre House, 160 Aldersgate Street, London EC1A 4DD
                   Telephone: 071-606 9000 Fax: 071-606 9100
                                   CDE Box 724

                             Doc. Ref: D 1156. GJP

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Company No: 3234033

                               The Companies Acts

                            Company Limited By Shares

                            MEMORANDUM OF ASSOCIATION
                                       of
                   CAMBRIDGE ANTIBODY TECHNOLOGY GROUP plc
   (As amended by a decision of the sole shareholder taken on 9 December 1996 and by special resolution dated 18 March 1997)
         (Re-registered as a public limited company on 20 December 1996)

1. The Company's name is "CAMBRIDGE ANTIBODY TECHNOLOGY GROUP plc"./1/

2. The Company is to be a public company.

3. The Company's registered office is to be situated in England and Wales.

4. The Company's objects are:

4.1 to carry on business as a holding company and investment company and to acquire by purchase, exchange, subscription or otherwise and to hold the whole or any part of the shares, stocks, debentures and other securities and interests of and in any corporations, companies, associations or firms for the time being engaged, concerned or interested in any industry, trade or business and to promote the beneficial co-operation of any such corporations, companies, associations or firm as well with one another as with the Company and to exercise in respect of such investments and holdings all the rights, powers and privileges of ownership including the right to vote thereon;

4.2 to engage in and carry on research and development work of any kind, to compile, provide and distribute information and advice, to undertake any research, development, advisory, consultancy or scientific survey or inspection work or services for or with any person, firm, company, authority or governmental institutions, to establish data banks and libraries for the purpose of collecting and storing information of every description and to purchase or otherwise acquire in any way any information or advice from any company, individual or other source whatsoever and to act at all stages in the design, development, manufacturing, production, planning, construction, equipping and management of new products;

4.3 to carry on all or any of the following businesses: representatives, agents, factors, distributors, importers, exporters, manufacturers and wholesale and retail dealers for or on behalf of any company or as principals in and about every kind of marketable product, process, materials and services of whatever description, and for these purposes to negotiate and handle contracts and agreements of all kinds, to act as representatives and agents of and for any individual, company, firm, association, authority, organisation or other body in any part of the world and

     -----------------------------
     /1/ The name of the company was changed from Intercede 1186 Limited to Cambridge Antibody Technology Group Limited on 22 August 1996 and re-registered as a public limited company on 20 December 1996.

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     for any purpose whatever, to tender for and to place contracts, investments and other rights, to act for and to provide all kinds of services, agencies and consultancies to all or any parties or prospective parties to any contract or other agreement, and to carry on business as advertising and publicity agents, sales promoters, marketing and market research specialists, direct selling and mail order specialists, exhibition and display contractors and promoters, merchandising agents, warehousers, storers, packers, customs house brokers, shipping and forwarding agents, clearing agents, wharfingers, insurance brokers, carriers, hauliers and providers of all kinds of facilities in connection with or ancillary to any of the above businesses;

4.4 to employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or in any other industry ancillary thereto or in any business which can conveniently be carried on in connection therewith;

4.5 to co-ordinate the administration, policies, management, supervising, control, research, development, planning, manufacture, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies or group of companies now or hereafter formed or incorporated or acquired which may be or may become related or associated in any way with the Company or with any company related or associated therewith and either without remuneration or on such terms as to remuneration as may be agreed;

4.6 to guarantee the payment of dividends on any shares in the capital of any of the corporations, companies or associations in which the Company has or may at any time have an interest, and to become surety in respect of, endorse, or otherwise guarantee the payment of, the principal of or interest on any shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts, bills of exchange or evidence of indebtedness issued or created by any such corporations, companies or associations;

4.7 to become surety for or guarantee the carrying out and performance of, any and all contracts, leases and obligations of every kind, of any corporation, company or association, any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, acceptances, bills of exchange or evidence of indebtedness, are at any time held by or for the Company, or in which the Company is interested or with which it is associated, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidence of indebtedness;

4.8 to organise, incorporate, reorganise, finance, aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships, associations and firms of all kinds and to underwrite or guarantee the subscription of, shares, stocks, debentures, debenture stock, bonds, loans, obligations, securities or notes of any kind, and to make and carry into effect arrangements for the issue, underwriting, resale, exchange or distribution thereof;

4.9 to carry on the business of land and property developers of every and any description and to acquire by purchase, lease, concession, grant, licence or otherwise such lands, buildings, leases, underleases, rights, privileges, stocks, shares and debentures in public or private companies, corporate or unincorporate, policies of insurance and other such property as the Company may deem fit and shall acquire the same for the purposes of investment and development and with a view to receiving the income therefrom; and to enter into any

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     contracts and other arrangements of all kinds with persons having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine, on a commission or fee basis or otherwise, and to carry on any other trade or business, whatever, of a like and similar nature;

4.10 to carry on all kinds of promotion business and, in particular, to form, constitute, float, lend money to, assist, manage and control any companies, associations or undertakings whatsoever and to market, advertise or promote goods, services, material (tangible or intangible) or any other thing whatsoever;

4.11 to vary the investments and holdings of the Company as may from time to time be deemed desirable;

4.12 to act as trustee of any kind including trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations and to undertake and execute any trust or trust business (including the business of acting as trustee under wills and settlements), and to do anything that may be necessary or assist in the obtaining of any benefit under the estate of an individual, and also to undertake the office of executor, administrator, secretary, treasurer or registrar or to become manager of any business, and to keep any register or undertake any registration duties, whether in relation to securities or otherwise;

4.13 to provide technical, cultural, artistic, educational, entertainment or business material, facilities, information or services and to carry on any business involving any such provision;

4.14 to carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessionaires, wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents, or trustees, brokers or agents for any company;

4.15 to manufacture, develop, process, refine, repair, purchase, sell, export, import, deal in or let on hire all kinds of goods, substances, articles, services and material (tangible or intangible) of any kind which may be advantageous to the Company or which any of the customers or other companies having dealings with the Company may from time to time require;

4.16 to provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind;

4.17 to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

4.18 to enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same;

4.19 to purchase, take on lease or in exchange, hire, renew, or otherwise acquire and hold for any estate or interest, and to sell, let, grant licences, easements, options and other rights over or otherwise deal with or dispose of, in whole or in part, any lands, buildings, machinery, rights, stock-in-trade, business concerns, chooses in action, and any other real and personal property of any kind including all of the assets of the Company and to perform any services or render any consideration and to construct, equip, alter and maintain any buildings, works and

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         machinery necessary or convenient for the Company's business and in each case for any consideration (including in particular but without detracting from the generality of the foregoing for any securities or for a share of profit or a royalty or other periodical or deferred payment);

4.20 to enter into partnership or any other arrangement for sharing profits or joint venture or cooperation with any company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to subsidise or otherwise assist any such company;

4.21 to invest money of the Company (or any of its subsidiaries) in any investments and to hold, sell or otherwise deal with investments or currencies or other financial assets and to carry on the business of an investment company;

4.22 to lend or advance money or otherwise give credit or provide financial accommodation to any company with or without security and to deposit money with any company and to carry on the business of a banking, finance or insurance company;

4.23 for any reason whatsoever to mortgage, charge, pledge or otherwise secure, either with or without the Company receiving any consideration or advantage, all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company and to guarantee, indemnify or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging, charging, pledging or otherwise securing all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company or by any or all such methods or by any other means whatsoever, the liabilities and obligations of any person, firm or company including but not limited to any company which is for the time being the holding company or a subsidiary undertaking (both as defined in the Companies Act 1985 as amended) of the Company or of the Company's holding company as so defined;

4.24 to borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company or any other company and in particular by mortgaging or charging all or any part of the undertaking, property and assets (present or future) and the uncalled capital of the Company, or by the creation and issue, on such terms as may be thought expedient, of securities of any description;

4.25 to undertake interest rate and currency swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind and all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling, any other currencies, basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind they may be undertaken by the Company on a speculative basis or otherwise;

4.26 to undertake any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap

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         transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or combination of these transactions and whether for the purposes of risk management, on a speculative basis or otherwise;

4.27 to draw, make, accept, indorse, discount, execute, issue, negotiate and deal in promissory notes, bills of exchange, shipping documents and other instruments and securities (whether negotiable, transferable or otherwise) and to buy, sell and deal in foreign currencies;

4.28 to buy, sell, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes;

4.29 to apply for, purchase or otherwise acquire any patents, licences, concessions, privileges and like rights, conferring a non-exclusive or exclusive or limited right to use, or any secret or other information as to any invention which is capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, grant licences in respect of, or otherwise turn to account, the rights and information so acquired;

4.30 to apply for and take out, purchase or otherwise acquire, sell, licence, transfer, deal or trade in any way in trade marks and names, service marks and names, designs, patents, patent rights, inventions, secret processes, know-how and information and any form of intellectual property and to carry on the business of an inventor, designer or research organisation;

4.31 to sell, improve, manage, develop, lease, mortgage, let, charge, dispose of, turn to account, or otherwise deal with all or any part of the undertaking or property or rights of the Company, and to sell the undertaking of the Company, or any part thereof for such consideration as the Company may think fit, and in particular for cash, shares, debentures or debenture stock or other obligations, whether fully paid or otherwise, of any other company;

4.32 to issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

4.33 to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of, and as secretary, manager, registrar or transfer agent for, any other company;

4.34 to grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding

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         company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the board of directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes (including in particular but without detracting from the generality of the foregoing any trust or scheme relating to the grant of any option over, or other interest in, any share in the capital of the Company or of any other company, or in any debenture or security of any corporation or company, including the Company) or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

4.35 to promote or assist in promoting any company or companies in any part of the world and to subscribe shares therein or other securities thereof for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit the Company;

4.36 to amalgamate with any other company in any manner whatsoever (whether with or without a liquidation of the Company);

4.37 to procure the Company to be registered or recognised in any country or place in any part of the world;

4.38 to cease carrying on or wind-up any business or activity of the Company, and to cancel any registration of and to wind-up or procure the dissolution of the Company in any state or territory;

4.39 to compensate for loss of office any directors or other officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of any transaction in which the Company is engaged;

4.40 to pay out of the funds of the Company the costs, charges and expenses of and incidental to the formation and registration of the Company, and any company promoted by the Company, and the issue of the capital of the Company and any such other company and of and incidental to the negotiations between the promoters preliminary to the formation of the Company, and also all costs and expenses of and incidental to the acquisition by the Company of any property or assets and of and incidental to the accomplishment of all or any formalities which the Company may think necessary or proper in connection with any of the matters aforesaid;

4.41 to effect insurances against losses, damages, risks and liabilities of all kinds which may affect the Company or any subsidiary of it or company associated with it or in which it is or may be interested;

4.42 to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the

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         Company or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability. For the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 (as amended);

4.43 to act as directors or managers of or to appoint directors or managers of any subsidiary company or of any other company in which the Company is or may be interested;

4.44 to contribute by donation, subscription, guarantee or otherwise to any public, general, charitable, political or useful object whatsoever;

4.45 to distribute among the members in cash, specie or kind any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

4.46 to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees, subsidiaries or otherwise;

4.47 to carry on any other activity and do anything of any nature which in the opinion of the board of directors of the Company is or may be capable of being conveniently carried on or done by the Company in connection with the above, or may seem to the Company calculated directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or any of its members; and

4.48 to do all such things as in the opinion of the board of directors of the Company are or may be incidental or conducive to the above objects or any of them.

               And it is hereby declared that for the purposes of this clause:

(a) the word "company" shall (except where referring to this Company) be deemed to include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in the United Kingdom or elsewhere;

(b) "associated companies" shall mean any two or more companies if one has control of the other or others, or any person has control of both or all of them;

(c) "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

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     (d) "and" and "or" shall mean "and/or";

     (e) "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible; and

     (f) the objects specified in each paragraph of this clause shall, except if at all where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company or the order in which such objects are stated, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

     5.   The liability of the members is limited.

     6. The share capital of the Company is(pound)2,000,000 divided into 4,000,000 shares of 50p each/2/.

         -------------------------------
         /2/ The authorized share capital was increased from (Pounds)100 to (Pounds)2 million and the (Pounds)1 shares of the company were divided into shares of 50p each on 30 October 1996.

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The person whose name and address is subscribed wishes to form a Company pursuant to this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite its name.

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NAME, ADDRESS AND NUMBER OF SHARES TAKEN BY SUBSCRIBER

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Mitre House Nominees Limited                                  One
Mitre House
160 Aldersgate Street

London EC1A 4DD

     -
                                                              Signature of:
                                                              B. Reeves

--------------------------------------------------------------------------------

Dated this 6th day of May 1995.

Witness to the above signature:

Louise H. Wallace                                             Signature of:
Mitre House                                                   Louise Wallace
160 Aldersgate Street
London EC1A 4DD

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